Exhibit 10.17

Schedule of Terminal Leases with Westway Terminal Company Inc.

Terminal Location	Term Commencement	Term Expiration	Volume of Terminal Space (gallons)	Monthly Cost*

San Pedro, CA	March 1, 2006	February 28, 2007 and year-to-year thereafter	420,000	$10,000

Baltimore, MD	January 1, 2007	December 31, 2010	1,457,000	$39,000

*   In addition to the monthly warehousing fee listed in the table, we may pay for additional services such as excess throughput capacity, heating, tank car storage, overtime labor, and sample testing on an as needed basis.